Exhibit 10.1

DELTA PETROLEUM N.V.

11% PROMISSORY NOTE DUE APRIL 7, 2017

US$12,000,000	October 7, 2016

FOR VALUE RECEIVED, Delta Petroleum N.V., a limited liability company under the laws of Curaçao (the “Company”), hereby promises to pay to the order of HNR Energia B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the Laws of Curaçao (“Holder”), in New York, New York, at such address or pursuant to such wire instructions as Holder shall notify Company of in writing, on or before the Maturity Date (as defined below), in lawful money of the United States of America, the principal amount of TWELVE MILLION AND 00/100 DOLLARS ($12,000,000.00), together with interest on the unpaid balance of said principal amount from time to time remaining outstanding, from the date hereof until maturity (howsoever such maturity shall occur), as follows:

1.    Purchase Agreement. This Note is issued pursuant to the Share Purchase Agreement, dated as of June 29, 2016, among CT Energy Holding SRL, a Barbados Society with Restricted Liability (“CT Energy”), Holder and Harvest Natural Resources, Inc., a Delaware corporation (“HNR”) (as from time to time amended, the “Purchase Agreement”). On September 26, 2016, CT Energy assigned all of its right, title and interest in the Purchase Agreement to the Company, and the Company assumed all of CT Energy’s liabilities and other obligations arising pursuant to the Purchase Agreement.

2.    Definitions. The following terms, when used herein, shall have the meaning set forth below:

“Applicable Law” shall mean the law in effect from time to time and applicable to the transactions between the parties hereto pursuant hereto which lawfully permits the charging and collection of the highest permissible lawful non usurious rate of interest on such transactions, including laws of the State of New York, and to the extent controlling and providing for a higher lawful rate of interest, laws of the United States of America.

“Bankruptcy Law” means Title 11, United States Code, or any Federal, state or foreign bankruptcy, insolvency, receivership or similar law for the relief of debtors.

“Business Day” means any day other than a Saturday, Sunday or a day on which all banking institutions in New York, New York and Houston, Texas are authorized or obligated by Law or executive order to close.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator, conservator, custodian or similar official under any Bankruptcy Law.

“Governmental Authority” means any supranational, United States (federal, state or local), or foreign government, or any political subdivision thereof, or any governmental, regulatory, judicial or administrative authority, agency, board, bureau, commission or similar authority.

“Guarantor” means Mr. Oswaldo Cisneros.

“Indebtedness” means, with respect to any Person, without duplication: (a) any obligations for borrowed money, (b) any obligations evidenced by bonds, notes, debentures, letters of credit or similar instruments, (c) any obligations under conditional sale, title retention or similar agreements or arrangements creating an obligation with respect to the deferred purchase price of property, securities or other assets (including “earn-out” payments), (d) any capital lease obligations, (e) any net obligations in respect of interest rate, currency or commodity swaps, collars, caps, hedges, futures contract, forward contract, option or other derivative instruments or arrangements, and (f) any obligations to guarantee any of the foregoing types of obligations on behalf of any Person.

“Maturity Date” means April 7, 2017.

“Maximum Rate” means the maximum lawful non usurious rate of interest, if any, which under Applicable Law Holder is permitted to charge the Company on the obligations evidenced by this Note from time to time. If, however, during any period interest accruing on this Note is not limited to any maximum lawful non usurious rate of interest under Applicable Law, then during each such period the “Maximum Rate” shall be equal to a per annum rate of 2% plus the rate of interest expressly provided for in this Note as in effect immediately following the date hereof.

“Person” means an individual, a corporation (including a not-for-profit corporation), general or limited partnership, limited liability company, unlimited liability company, joint venture, association, Governmental Authority, unincorporated organization, trust or any other entity of any kind or nature.

“Subsidiary” of any Person, shall mean any corporation, partnership, joint venture or other legal entity of which such Person (itself or together with any other Subsidiary or Subsidiaries), (i) owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity or (ii) otherwise controls, directly, or indirectly through one or more intermediaries, or both, such corporation or other legal entity.

3.    Payments. All outstanding principal and accrued interest on this Note shall be due and payable on the Maturity Date. The unpaid principal balance of this Note shall bear interest (computed on the basis of a year of 365 or 366 days, as applicable, and the actual number of days elapsed), from the date hereof until such principal is paid, compounded quarterly, at the rate of 11.00% per annum. All such interest shall be due and payable upon maturity, howsoever such maturity may occur (whether by acceleration or otherwise), or upon the repayment of this Note as provided herein. During the continuance of an Event of Default, the outstanding principal amount of this Note shall bear interest at a rate that is 2.00% per annum higher than the rate of interest otherwise applicable hereto. All payments on this Note shall be made in lawful money of the United States of America by wire transfer to an account or accounts as directed by Holder, or as otherwise agreed by Holder and the Company.

4.    Prepayment. The Company shall be entitled at its own option at any time or from time to time to prepay all or a portion of the outstanding principal amount of this Note, and/or interest accrued thereon, upon not less than one day’s written notice, any such prepayment of principal to be paid together with all interest accrued and unpaid thereon. Prepayment may be made by such wire transfer instructions as Holder may provide, or otherwise by check delivered to Holder’s address for notices set forth in the Purchase Agreement. Any prepayment may, at the Company’s discretion, be subject to one or more conditions precedent stated in the notice of prepayment.

5.     Guaranteed Obligations. The payment by the Company of the principal of, and interest on, this Note shall be fully and unconditionally guaranteed by the Guarantor to the extent set forth in the guaranty executed and delivered by Guarantor of even date herewith.

6.     Events of Default; Remedies.

a.    Each of the following is an “Event of Default”:

i.    default in the payment of the principal of or any interest on this Note when due;

ii.    failure by the Company to comply with any agreements contained in the Purchase Agreement for 30 days after the earlier of (i) written notice from Holder and (ii) the time at which the Guarantor or any officer of the Company first has knowledge of the failure;

iii.    the Company or any of its Subsidiaries fails to pay any Indebtedness, other than Indebtedness owed to the Company or a Subsidiary of the Company, whether such Indebtedness or guaranty now exists or is created after the date of this Note, within any applicable grace period after final maturity or acceleration of any such Indebtedness following a default in respect thereof, in each case if the unpaid principal amount of any such Indebtedness, together with the unpaid principal amount of any other such Indebtedness, constitutes more than $3,000,000 in the aggregate at any one time;

iv.    the Company or the Guarantor, pursuant to or within the meaning of any Bankruptcy Law:

a)    commences a voluntary case or insolvency proceeding;

b)    consents to the entry of an order for relief against it or him in an involuntary case or insolvency proceeding or consents to its dissolution or winding-up;

c)    consents to the appointment of a Custodian of it or him or for any substantial part of its or his property;

d)    makes a general assignment for the benefit of its or his creditors; or

e)    takes any comparable action under any foreign laws relating to insolvency.

v.    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

a)    is for relief against the Company, any Subsidiary of the Company or the Guarantor;

b)    appoints a Custodian of the Company, any Subsidiary of the Company or the Guarantor for any substantial part of its, his or their property; or

c)    orders the winding up or liquidation of the Company or any Subsidiary of the Company;

or any similar relief is granted under any foreign laws and, in any case, such order or decree remains unstayed and in effect for 60 days; or

vi.    failure by the Company, any Subsidiary of the Company or the Guarantor to pay when due final judgments aggregating in excess of $10,000,000 (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, bonded, discharged or stayed for a period of 60 consecutive days following the entry of such judgment or decree.

b.    If an Event of Default (other than an Event of Default specified in Sections 6(a)(iv) or (v)) occurs and is continuing, Holder may declare, by sending written notice to the Company, the principal of and accrued and unpaid interest, if any, on this Note to be due and payable. Upon sending such a notice of acceleration, such principal and accrued and unpaid interest shall be due and payable immediately. In the event of the acceleration of this Note because an Event of Default described in Section 6(a)(iii) has occurred and is continuing, the acceleration of the Indebtedness evidenced by this Note shall be automatically annulled if the Event of Default or payment default triggering such Event of Default pursuant to Section 6(a)(iii) shall be remedied or cured by the Company, a Subsidiary of the Company or the Guarantor or waived by Holder within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of this Note would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal or interest on this Note that became due solely because of the acceleration of this Note, have been cured or waived in writing. If an Event of Default specified in Sections 6(a)(iv) or (v) with respect to the Company occurs and is continuing, the principal of and accrued and unpaid interest on this Note shall ipso facto become and be immediately due and payable without any declaration or other act on the part of Holder. Holder may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. No such rescission shall affect any subsequent default or impair any right consequent thereto.

7.    Usury Savings Clause. It is the intent of the parties to the Purchase Agreement in the execution and performance thereof and hereof to remain in strict compliance with Applicable Law from time to time in effect. In furtherance thereof, the Company and Holder, by acceptance of this Note, stipulate and agree that none of the terms and provisions contained in the Purchase Agreement or this Convertible Note shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate or in an amount in excess of the Maximum Rate, or to pay an amount of interest in excess of that permitted to be charged under Applicable Law.

8.    Waiver of Defenses. The Company and all sureties, endorsers and guarantors of this Note waive demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate maturity, notice of acceleration of maturity and all other notice, filing of suit and diligence in collecting this Note or enforcing any of the security herefor, and agree to any substitution, exchange or release of any such security, the release of any party primarily or secondarily liable hereon and further agree that it will not be necessary for any holder hereof, to enforce payment of this Note, to first institute suit or exhaust its remedies against any security herefor, and consent to any one or more extensions or postponements of time of payment of this Note on any terms or any other indulgences with respect hereto, without notice thereof to any of them.

9.    Costs and Expenses. The Company shall, upon demand by Holder, promptly pay to Holder any and all costs and expenses, including legal expenses, collections costs and attorneys’ fees (whether or not legal proceedings are instituted including, without limitation, legal expenses and reasonable attorneys’ fees in connection with any bankruptcy proceedings), incurred or paid by Holder in enforcing Holder’s rights hereunder. Without limiting the generality of the foregoing, if this Note is collected by suit or through the bankruptcy court, or any judicial proceeding, or if this Note is not paid at maturity, however such maturity may be brought about, and it is placed in the hands of an attorney for collection (whether or not legal proceedings are instituted), then the Company agrees to pay, in addition to all other amounts owing hereunder, the collection costs and reasonable attorneys’ fees of any holder hereof.

10.    Notices. Any notice required to be given hereunder shall be sufficient if in writing and sent by facsimile transmission (providing confirmation of transmission by the transmitting equipment) or e-mail of a .pdf attachment (with confirmation of receipt by non-automated reply e-mail from the recipient); provided, that any notice received by facsimile or e-mail transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (New York City time) shall be deemed to have been received at 9:00 a.m. (New York City time) on the next Business Day, by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11):

if to the Company:

Delta Petroleum N.V.

Av Principal de La Castellana

Torre Digitel, Piso 22

La Castellana, Caracas, Venezuela

Attention:	Francisco Hung
Phone:	(58) 212-318-1305
Fax:	(58) 212-318-9825
e-mail:	fhung@ocaatve.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:	Matthew M. Guest
Eitan S. Hoenig
Phone:	(212) 403-1341
(212) 403-1053
Fax:	(212) 403-2000
e-mail:	MGuest@wlrk.com
ESHoenig@wlrk.com

if to Seller:

c/o Harvest Natural Resources, Inc.

1177 Enclave Parkway, Suite 300

Houston, Texas 77077

Phone: (281) 899-5700

Attention: Keith Head, Vice President and General Counsel

Fax: (281) 899-5702

e-mail: khead@harvestnr.com

with a copy (which shall not constitute notice) to:

Mayer Brown LLP

700 Louisiana St., Suite 3400

Houston, TX 77002

Attention: Thomas J. Moore

Phone: (713) 238-2664

Fax: (713) 238-4649

e-mail: tmoore@mayerbrown.com

11.    Successors and Assigns. This Note is binding upon the Company and its successors and assigns and inures to the benefit of Holder and its successors and assigns. The

Company may not assign or otherwise transfer any of its obligations under this Note without the prior written consent of Holder. Holder may assign or otherwise transfer its rights under this Note to any Affiliate of Holder, but may not otherwise assign or transfer this Note. For purposes of this Note, an “Affiliate” of Holder means any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, Holder.

12.    Business Days. If any payment of principal or interest on this Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment.

13.    Headings. Headings, subheadings and captions shall not be used to construe the meaning or intent hereof, and are intended for the convenience of the parties only.

14.    Governing Law. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered on and as of the day and year first written above.

DELTA PETROLEUM N.V.

By:	/s/ Oswaldo Cisneros
Name: Oswaldo Cisneros
Title: Authorized Person

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